UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 30, 2010

Wells Real Estate Fund XI, L.P.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-25731	58-2250094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Avaya Building

On September 24, 2010, The Fund IX, Fund X, Fund XI and REIT Joint Venture ("Fund IX-X-XI-REIT Associates"), a joint venture partnership between Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P. (the "Registrant"), and Piedmont Operating Partnership, LP, entered into an agreement to sell a one-story office building containing approximately 57,000 rentable square feet and located in Oklahoma City, Oklahoma (the "Avaya Building") to Moriah Real Estate Company, LLC, an unaffiliated third party, for a gross sales price of $5,300,000, excluding closing costs and adjustments (the "Agreement"). As of September 30, 2010, the inspection period has expired and the earnest money deposit of $500,000 paid by the buyer has become non-refundable pursuant to the Agreement. The Registrant expects the closing of this transaction to occur in the fourth quarter of 2010; however, there are no assurances regarding when or if this sale will be completed. The Registrant holds an equity interest of approximately 8.8% in Fund IX-X-XI-REIT Associates, which owns 100% of the Avaya Building.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XI, L.P. (Registrant)

By:	WELLS PARTNERS, L.P. General Partner

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Douglas P. Williams Douglas P. Williams Senior Vice President

Date: October 6, 2010